UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: The Company is filing this Form 8-K/A to correct a typographical error in the stock symbol of Quantum Computing, Inc. from QCI to QUBT, a NASDAQ listed company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Quad M Solutions, Inc., an Idaho corporation, (the “Company” or “Registrant”), is a public holding company (OTC: MMMM) is filing this Current Report on Form 8-K to report that at a meeting of its Board of Directors (“Board”) on August 29, 2021, at which meeting all of the members of the Board were present in person and/or telephonically, the Board unanimously approved the appointment of Robert Liscouski to the Company’s Board.

Robert Liscouski, age 67, Director: Mr. Liscouski is the Chairman and CEO of Quantum Computing, Inc. (NASDAQ: QUBT), a NASDAQ listed company focused on developing novel applications and solutions utilizing quantum and quantum-ready computing techniques to solve difficult problems in various industries. The company’s team of experts in finance, computing, security, mathematics and physics is engaged in developing commercial applications for industries and government agencies that will need quantum computing power to solve their most challenging problems. For more information about QCI, visit www.quantumcomputinginc.com.

Mr. Liscouski is a proven security professional, thought leader and successful entrepreneur with over 35 years of senior level security operational and company leadership experience in government and public and private companies.

Mr. Liscouski is a recognized Security Industry specialist in assessing, mitigating and managing physical and cyber security risk in private sector enterprises and state and federal government agencies. Mr. Liscouski has extensive experience in leading innovative start up and turn around companies as well as building programs for large government organizations and is recognized as a leader in identifying emerging security technologies. He serves as a “Trusted Advisor” to senior officials within government and private sector, providing guidance in areas such as physical and cyber security, crisis management, organizational development and strategic planning. Mr. Liscouski’s career has spanned local law enforcement, senior government and private sector positions from operations to senior leadership and serving on multiple boards of directors. He started his career as an undercover and homicide investigator, and Special Agent with the Diplomatic Security Service and progressed to senior federal government positions where he served as a senior advisor to the intelligence community and was appointed by President George W. Bush as the first Assistant Secretary for Infrastructure Protection at the Department of Homeland Security. He most recently was President of a public company that became a leader in the explosive trace detection industry culminating in the sale of the technology to L3 Communications. Mr. Liscouski is a frequent contributor to CNBC, CNN, Fox News, and other business and security media on Homeland Security and Terrorism issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2021

QUAD M SOLUTIONS, INC.

By:	/s/ Joseph Frontiere
Joseph Frontiere
Interim Chief Executive Officer